Item 77C - DWS Lifecycle
Long Range Fund

Registrant incorporates by
reference its proxy statement filed
on July 7, 2010 (SEC Accession
No. 0001193125-10-154907).

A Special Meeting of the
Shareholders (the "Meeting") of
DWS Lifecycle Long Range Fund
(the "Fund"), a series of DWS
Advisor Funds, was held on  July
28, 2010, at the offices of
Deutsche Investment
Management Americas Inc., 345
Park Avenue, New York, New
York. At the Meeting, the
following matters were voted
upon by the shareholders (the
resulting votes are presented
below).

1.	Approval of a Sub-Advisory
Agreement between
Deutsche Investment
Management Americas Inc.
and QS Investors, LLC with
respect to the Fund.

Number of Votes:
For
Against
Abstain
44,083,569.298
0
5,111.877

2.	Approval of a Sub-Advisor
Approval Policy for Non-
Affiliated Sub-Advisors.

Number of Votes:
For
Against
Abstain
44,083,569.298
0
5,111.877



E:\Electronic Working
Files\NSAR\2010\6-30-10\DWS
Enhanced Commodity Strategy Fund,
Inc\03-Exhibits\Exhibit 77C ECSF.rtf
E:\Electronic Working
Files\NSAR\2010\9-30-10\DWS Advisor
Funds (lifecycle)\03-Exhibits\Exhibit 77C
LLR.docx